UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2014

DIVERSIFIED RESTAURANT HOLDINGS, INC.

(Name of registrant in its charter)

Nevada	000-53577	03-0606420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
27680 Franklin Road Southfield, MI 48034
(Address of principal executive offices)

Registrant's telephone number:  (248) 223-9160

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]          Written communications pursuant to Rule 425 under the Securities Act

[   ]          Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

At its meeting on November 6, 2014, the Board of Directors of Diversified Restaurant Holdings, Inc. (the “Company”) approved an amended Code of Business Conduct and Ethics (the “Code”), which applies to all officers, directors and employees of the Company and its subsidiaries. The amendments to the Code clarify, update, supplement or otherwise enhance the descriptions of the standards of conduct required by the Code.

The adoption of the Code did not relate to or result in any waiver, explicit or implicit, of any provision of the prior Code. The foregoing description of the amended Code does not purport to be complete and is qualified in its entirety by reference to the full text of the amended Code, a copy of which is filed herewith as Exhibit 14.1 and is incorporated herein by reference. The Code may also be reviewed on our website at http://www.diversifiedrestaurantholdings.com/phoenix.zhtml?c=223780&p=irol-govhighlights. A copy of the Code may be obtained, without charge, upon written request to: Secretary, 27680 Franklin Road, Southfield, Michigan 48034.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

Exhibit No.       Description

14.1     Code of Business Conduct and Ethics, as amended November 6, 2014

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVERSIFIED RESTAURANT HOLDINGS, INC.

Dated: November 12, 2014	By:	/s/ David G. Burke
	Name:	David G. Burke
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.      Description

14.1     Code of Business Conduct and Ethics, as amended November 6, 2014

3